UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 1, 2008


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)


               3151 EAST WASHINGTON BOULEVARD
                   LOS ANGELES, CALIFORNIA                        90023
          (Address of Principal Executive Offices)             (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01         OTHER EVENTS

         On February 1, 2008, Tarrant Apparel Group and our wholly-owned subsidiary, Private Brands, Inc., filed a cross-complaint for damages and equitable relief against American Rag Cie, LLC (the "LLC") and American Rag Cie II ("ARC II"), in the Superior Court of the State of California, County of Los Angeles, Central District (AMERICAN RAG CIE V. PRIVATE BRANDS, INC., BC 384428) (the "Action"). The LLC owns the trademark "American Rag Cie", which mark has been licensed to Private Brands on an exclusive basis throughout the world except for Japan and pursuant to which Private Brands sells American Rag Cie branded apparel to Macy's Merchandising Group and has sub-licensed to Macy's Merchandising Group the right to manufacture certain categories of American Rag Cie branded apparel in the United States. The LLC is owned 55% by ARC II and 45% by Tarrant Apparel Group.

         In the Action it is alleged that the LLC and ARC II and its officers and directors have attempted to improperly acquire for themselves the exclusive rights to the "American Rag Cie" trademark by purporting to terminate Private Brands' exclusive license to the trademark. On January 11, 2008, the LLC sent a notice in which it contended that we failed to make timely payments of royalties due to the LLC from sub-licensing activities, entitling the LLC to terminate our exclusive license agreement and purporting to terminate the same. On January 28, 2008, the LLC filed the Action in which it seeks a declaratory judgment that we have breached the license agreement and that the license agreement has been terminated.

         Our cross-complaint includes six causes of action, including two for declaratory relief in which we seek a declaration that the termination notice delivered by the LLC was invalid and of no force or effect, and in which we seek to modify the license agreement to impose a method for calculating royalties due on account of sub-licensing. In the Action, we have also asserted claims for:

         o breach of contract by the LLC and ARC II arising from their allegedly improper attempt to terminate the license agreement;

         o involuntary dissolution of the LLC pursuant to California Corporations Code ss. 17351(a) on several grounds, including allegations of a management deadlock and pervasive fraud, mismanagement, or abuse of authority by ARC II in its control of the LLC;

         o breach of fiduciary duties against ARC II in which we allege a series of self-interested transactions involving use of the LLC's cash and assets to further the businesses of Cafe Beau Soleil and World Denim Bar, companies in which the officers, directors, or shareholders of ARC II have an interest; and

         o an accounting of the activities of Cafe Beau Soleil and World Denim Bar.

         We are seeking declaratory judgments, as well as compensatory damages, punitive damages, a decree winding up and dissolving the LLC, the appointment of a provisional manager of the LLC, the imposition of a constructive trust, an accounting of the activities of Cafe Beau Soleil and World Denim Bar and other assets, and an award of attorneys' fees and costs incurred in the litigation.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TARRANT APPAREL GROUP



Date:    February 5, 2008           By:       /S/ Gerard Guez
                                           ------------------------------------
                                           Gerard Guez, Chief Executive Officer


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